Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement of Schedule 13D (including amendments thereto) with respect to the shares of common capital stock of and American Depositary Shares of Philippine Long Distance Telephone Company, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby executes this Agreement on February 9, 2006.

Dated: February 9, 2006

FIRST PACIFIC COMPANY LIMITED

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Director

HOLLAND PACIFIC N.V.

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Managing Director

INTALINK B.V.

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Managing Director

LAROUGE B.V.

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Managing Director

METRO PACIFIC HOLDINGS, INC.

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Director

METRO PACIFIC RESOURCES, INC.

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Director

METRO PACIFIC INVESTMENTS LIMITED

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Director

METRO PACIFIC ASSETS HOLDINGS, INC.

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Director

ENTERPRISE INVESTMENTS HOLDINGS, INC.

/s/ Manuel V. Pangilinan
Name: Manuel V. Pangilinan Title: Director

PHILIPPINE TELECOMMUNICATIONS INVESTMENT CORPORATION

/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director

OSBERT LIMITED

/s/ Manuel V. Pangilinan
Name:	Manuel V. Pangilinan
Title:	Director

SEMILION ENTERPRISES INC.

/s/ Joseph H.P. Ng
Name:	Joseph H.P. Ng
Title:	Director

3